Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated December 19, 2013 to the Management Agreement dated April 30, 1997 between the Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International

is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 387 to the

Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 30, 2014 (Accession No. 0001193125-14-028612).

Amended Annex A dated April 10, 2014 to the Management Agreement dated April 30, 1997 between the

 Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International

 is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 414 to the

Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 25, 2014 (Accession No. 0001193125-14-159471).